UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2023

IRADIMED CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

001-36534
(Commission File Number)

Delaware	73-1408526
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1025 Willa Springs Dr.
Winter Springs, Florida 32708
(Address of principal executive offices, including zip code)

(407) 677-8022
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	IRMD	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 12, 2023, Iradimed Corporation (the “Company”) announced that its Board of Directors approved a special cash dividend of $0.48 per share and the initiation of a regular quarterly dividend on the Company’s outstanding common stock.  The regular quarterly dividend is $0.15 per share. The special cash dividend and the first installment of the quarterly dividend are payable on January 12, 2024, to shareholders of record at the close of business on December 18, 2023.
A copy of the press release is attached as Exhibit 99.1 to this report.
Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 12, 2023 announcing Establishment of a Quarterly Dividend of $0.15 per share and a Special Cash Dividend of $0.48 per share

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRADIMED CORPORATION

Date: December 12, 2023
	By:	/s/ John Glenn
Name: John Glenn
Title: Chief Financial Officer